Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2024 Results

Raises Fiscal 2024 Outlook

Lakewood, Colorado, February 8, 2024. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2024 ended December 31, 2023.

Highlights for First Quarter Fiscal 2024 Compared to First Quarter Fiscal 2023

●	Net sales increased 7.6% to $301.8 million;
●	Daily average comparable store sales increased 6.2%;
●	Net income was $7.8 million, with diluted earnings per share of $0.34;
●	Adjusted EBITDA was $18.8 million; and
●	Opened two new stores and relocated one store.

“Our strong first quarter results reflect a continuation of the positive trends we experienced in recent quarters," said Kemper Isely, Co-President. “Net sales grew 7.6% year-over-year to $301.8 million, driven by a 6.2% increase in daily average comparable store sales which included a 3.4% increase in transaction count. Sales strength continued to be broad-based across categories. Our differentiated offering of carefully vetted natural and organic products, and compelling value proposition, continue to resonate with today's health-conscious consumers and distinguish us in the marketplace. Diluted earnings per share increased 78.9% to $0.34, reflecting strong sales growth, effective pricing and promotions, and expense leverage.”

Mr. Isely continued, “We are encouraged by our first quarter results, which have prompted us to raise our fiscal 2024 outlook for daily average comparable store sales growth and diluted earnings per share. We believe we are well positioned to leverage our momentum throughout the balance of the fiscal year.”

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) in conformity with U.S. generally accepted accounting principles (GAAP), the Company is also presenting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The reconciliation from GAAP to these non-GAAP financial measures is provided at the end of this earnings release.

Operating Results — First Quarter Fiscal 2024 Compared to First Quarter Fiscal 2023

During the first quarter of fiscal 2024, net sales increased $21.3 million, or 7.6%, to $301.8 million, compared to the first quarter of fiscal 2023, due to a $17.3 million increase in comparable store sales and a $5.5 million increase in new store sales, partially offset by a $1.5 million decrease in net sales related to closed stores. Daily average comparable store sales increased 6.2% in the first quarter of fiscal 2024, comprised of a 3.4% increase in daily average transaction count and a 2.7% increase in daily average transaction size. The increase in net sales was driven by transaction count, retail price increases, new store sales, and marketing initiatives, including market-specific campaigns and {N}power® rewards program offers that drove customer engagement.

Gross profit during the first quarter of fiscal 2024 increased $10.0 million, or 12.8%, to $88.8 million, compared to $78.7 million in the first quarter of fiscal 2023. Gross profit reflects earnings after product and store occupancy costs. Gross margin increased 130 basis points to 29.4% during the first quarter of fiscal 2024, compared to 28.1% in the first quarter of fiscal 2023. The increase in gross margin was driven by higher product margin attributed to effective pricing and promotions, and store occupancy cost leverage.

Store expenses during the first quarter of fiscal 2024 increased 6.9% to $68.0 million, primarily driven by higher compensation expense. Store expenses as a percentage of net sales were 22.5% during the first quarter of fiscal 2024, down from 22.7% in the first quarter of fiscal 2023. The decrease in store expenses as a percentage of net sales reflects expense leverage.

Administrative expenses during the first quarter of fiscal 2024 increased 14.0% to $9.4 million, driven by higher compensation expense. Administrative expenses as a percentage of net sales were 3.1% in the first quarter of fiscal 2024, up from 2.9% in the first quarter of fiscal 2023.

Operating income for the first quarter of fiscal 2024 was $10.8 million, compared to $6.4 million in the first quarter of fiscal 2023. Operating margin during the first quarter of fiscal 2024 was 3.6%, compared to 2.3% in the first quarter of fiscal 2023.

Net income for the first quarter of fiscal 2024 was $7.8 million, or $0.34 diluted earnings per share, compared to net income of $4.4 million, or $0.19 diluted earnings per share, for the first quarter of fiscal 2023.

Adjusted EBITDA for the first quarter of fiscal 2024 was $18.8 million, compared to $13.8 million in the first quarter of fiscal 2023.

Balance Sheet and Cash Flow

As of December 31, 2023, the Company had $13.6 million in cash and cash equivalents, and $18.4 million in outstanding borrowings on its $75.0 million revolving credit facility.

During the first quarter of fiscal 2024, the Company generated $16.6 million in cash from operations and invested $11.8 million in net capital expenditures, primarily for new and relocated stores.

Dividend Announcement

Today, the Company announced the declaration of a quarterly cash dividend of $0.10 per common share. The dividend will be paid on March 20, 2024 to stockholders of record at the close of business on March 4, 2024.

Growth and Development

During the first quarter of fiscal 2024, the Company opened two stores and relocated one store, ending the quarter with a total of 167 stores in 21 states. Since December 31, 2023, the Company has opened one new store.

Fiscal 2024 Outlook

The Company is raising its fiscal 2024 outlook for daily average comparable store sales growth and diluted earnings per share. The Company now expects:

	Fiscal 2024 Outlook
Number of new stores	4	-	6
Number of relocations/remodels	4	-	6
Daily average comparable store sales growth	3.0%	to	5.0%
Diluted earnings per share	$1.02	to	$1.12

Capital expenditures (in millions)	$30	to	$39

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US) or 1-412-902-4289 (International). The conference ID is “Natural Grocers Q1 FY 2024 Earnings Call.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 20 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, clean and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 168 stores in 21 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are "forward-looking statements" and are based on management’s current expectations and are subject to uncertainty and changes in circumstances. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from these expectations due to changes in global, national, regional or local political, economic, inflationary, deflationary, recessionary, business, interest rate, labor market, competitive, market, regulatory and other factors, and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the Form 10-K) and the Company's subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to publicly update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company's subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company's website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR, 646-277-1260, reed.anderson@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2023	2022
Net sales	$301,750	280,457
Cost of goods sold and occupancy costs	212,990	201,738
Gross profit	88,760	78,719
Store expenses	68,012	63,596
Administrative expenses	9,407	8,253
Pre-opening expenses	538	453
Operating income	10,803	6,417
Interest expense, net	(894)	(796)
Income before income taxes	9,909	5,621
Provision for income taxes	(2,154)	(1,214)
Net income	$7,755	4,407

Net income per share of common stock:
Basic	$0.34	0.19
Diluted	$0.34	0.19
Weighted average number of shares of common stock outstanding:
Basic	22,751,524	22,708,644
Diluted	22,979,744	22,801,450

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except per share data)

	December 31, 2023	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$13,620	18,342
Accounts receivable, net	9,324	10,797
Merchandise inventory	116,077	119,260
Prepaid expenses and other current assets	4,238	4,151
Total current assets	143,259	152,550
Property and equipment, net	177,277	169,060
Other assets:
Operating lease assets, net	284,212	287,941
Finance lease assets, net	43,980	45,110
Deposits and other assets	377	395
Goodwill and other intangible assets, net	14,052	14,129
Total other assets	342,621	347,575
Total assets	$663,157	669,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$81,587	80,675
Accrued expenses	31,989	33,064
Term loan facility, current portion	5,688	1,750
Operating lease obligations, current portion	35,840	34,850
Finance lease obligations, current portion	3,762	3,690
Total current liabilities	158,866	154,029
Long-term liabilities:
Term loan facility, net of current portion	—	5,938
Revolving facility	18,400	—
Operating lease obligations, net of current portion	271,832	276,808
Finance lease obligations, net of current portion	46,203	47,142
Deferred income tax liabilities, net	13,996	14,427
Total long-term liabilities	350,431	344,315
Total liabilities	509,297	498,344
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, and 22,752,413 and 22,745,412 shares issued at December 31, 2023 and September 30, 2023, and 22,752,413 and 22,738,915 shares outstanding at December 31, 2023 and September 30, 2023, respectively	23	23
Additional paid-in capital	59,275	59,013
Retained earnings	94,562	111,871
Common stock in treasury at cost, 6,497 shares at September 30, 2023	—	(66)
Total stockholders’ equity	153,860	170,841
Total liabilities and stockholders’ equity	$663,157	669,185

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2023	2022
Operating activities:
Net income	$7,755	4,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,451	7,062
Impairment of long-lived assets	90	—
Loss on disposal of property and equipment	30	3
Share-based compensation	406	357
Deferred income tax (benefit) expense	(430)	218
Non-cash interest expense	4	5
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	1,135	2,296
Merchandise inventory	3,183	2,381
Prepaid expenses and other assets	(319)	(7)
Income tax receivable	252	533
Operating lease assets	8,319	8,172
(Decrease) increase in:
Operating lease liabilities	(8,401)	(8,281)
Accounts payable	(1,776)	6,771
Accrued expenses	(1,075)	(2,710)
Net cash provided by operating activities	16,624	21,207
Investing activities:
Acquisition of property and equipment	(11,734)	(10,413)
Acquisition of other intangibles	(111)	(883)
Proceeds from sale of property and equipment	—	21
Proceeds from property insurance settlements	38	—
Net cash used in investing activities	(11,807)	(11,275)
Financing activities:
Borrowings under revolving facility	155,000	125,000
Repayments under revolving facility	(136,600)	(125,000)
Repayments under term loan facility	(2,000)	(2,000)
Finance lease obligation payments	(815)	(642)
Dividend to shareholders	(25,028)	(2,272)
Payments of deferred financing costs	(18)	—
Payments on withholding tax for restricted stock unit vesting	(78)	(118)
Net cash used in financing activities	(9,539)	(5,032)
Net (decrease) increase in cash and cash equivalents	(4,722)	4,900
Cash and cash equivalents, beginning of period	18,342	12,039
Cash and cash equivalents, end of period	$13,620	16,939
Supplemental disclosures of cash flow information:
Cash paid for interest	$441	272
Cash paid for interest on finance lease obligations, net of capitalized interest of $130 and $78, respectively	455	490
Income taxes paid	5	2
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$8,514	4,295
Acquisition of other intangibles not yet paid	191	138
Property acquired through operating lease obligations	4,680	756
Property acquired through finance lease obligations	(52)	1,694

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measures
(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance, including certain items such as impairment charges, store closing costs, share-based compensation and non-recurring items.

The following table reconciles net income to EBITDA and Adjusted EBITDA, dollars in thousands:

	Three months ended December 31,
	2023	2022
Net income	$7,755	4,407
Interest expense, net	894	796
Provision for income taxes	2,154	1,214
Depreciation and amortization	7,451	7,062
EBITDA	18,254	13,479
Impairment of long-lived assets	90	—
Share-based compensation	406	357
Adjusted EBITDA	$18,750	13,836

EBITDA increased 35.4% to $18.3 million for the three months ended December 31, 2023 compared to $13.5 million for the three months ended December 31, 2022. EBITDA as a percentage of net sales was 6.0% and 4.8% for the three months ended December 31, 2023 and 2022, respectively.

Adjusted EBITDA increased 35.5% to $18.8 million for the three months ended December 31, 2023 compared to $13.8 million for the three months ended December 31, 2022. Adjusted EBITDA as a percentage of net sales was 6.2% and 4.9% for the three months ended December 31, 2023 and 2022, respectively.

Management believes some investors’ understanding of our performance is enhanced by including EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA provide additional information about: (i) our operating performance, because they assist us in comparing the operating performance of our stores on a consistent basis, as they remove the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations, such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our credit facility.

Furthermore, management believes some investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry. Management believes that some investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. By providing these non-GAAP financial measures, together with a reconciliation from net income, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Our competitors may define EBITDA and Adjusted EBITDA differently, and as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect any depreciation or interest expense for leases classified as finance leases;

●	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	Adjusted EBITDA does not reflect share-based compensation, impairment charges, and store closing costs;

●	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as supplemental information.